Exhibit 99.T3A

RSK  - Register of Enterprises - Laugavegi 166, 150 Reykjavik, Iceland - Tel: +354 442-1250, Fax: +354 442-1279  Certificate of Incorporation    LBI hf. ID-nr: 540291-2259  Postal Address: Alfheimum 74 Domicile: Alfheimum 74 104 Reykjavik 104 Reykjavik  Issued: 27.2.2015  Date of Articles of Association: 3.1.2013  Company's Board of Directors according to a meeting on: 1.1.2012: 240364-2209 Kristinn Bjarnason, Alfabergi 8, 221 HafnarfjOrour,Chairman 100972-4769 Herdis HallmarsdOttir, Hrauntungu 97, 200 KOpavogur,Director 100572-3979 Halid& Helgi Backman, Perlukor 12, 203 KOpavogur,Director Management:   Power of Procuration:   Auditors:  690681-0139  PricewaterhouseCoopers ehf., Skogarh116 12, 105 Reykjavik   Share capital: ISK 11.192.754.087  Signatures: All members of the Board of Directors jointly Restrictions on the handling of shares: No Liability for redemption of shares: No  Activity code:  64.19.0 Other monetary intermediation   Form of operation: Public limited company   Reykjavik 27.02.   fe'7"  Margret Hoy adOttir     APOSTILLE    (Convention de La Haye du 5 octobre 1961)    1. Country :  This public document  2. has been signed by  3. acting in the capacity of  4. bears the seal/stamp of   Iceland    Margret HognadOttir  Director of Internal Revenue Iceland  Internal Revenue Iceland - Register of Enterprises  Certified      5. at... The Ministry for Foreign Affairs 6. the 02.03.2015  7. by .. Sigrfour GunnarsdOttir  8. N° 0736   9. Seal/stamp 10. Signature